Exhibit 16.1

September 13,  2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of Southwest Casino Corporation (formerly Lone Moose Adventures, Inc.) pertaining to our firm included under Item 4 of Form 8-K dated September 8, 2004 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

PRITCHETT, SILER & HARDY, P.C.